FOR IMMEDIATE RELEASE Contact: Kevin J. Hayes SVP/General Counsel, Secretary, and Chief Governance Officer 717.339.5085 khayes@acnb.com ACNB CORPORATION AND TRADITIONS BANCORP, INC. ANNOUNCE RECEIPT OF SHAREHOLDER APPROVALS FOR ACQUISITION GETTYSBURG, PA, December 19, 2024 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB”), the parent financial holding company of ACNB Bank, a Pennsylvania state-chartered, FDIC insured community bank headquartered in Gettysburg, PA and Traditions Bancorp, Inc. (OTC Pink: TRBK) (“Traditions”) and its wholly-owned subsidiary, Traditions Bank, headquartered in York, PA are pleased to announce the receipt of each of their respective shareholder approvals for ACNB’s proposed acquisition of Traditions. At a special meeting of shareholders held on December 18, 2024, ACNB shareholders approved the issuance of shares of ACNB common stock to Traditions shareholders as part of the acquisition pursuant to an Agreement and Plan of Reorganization dated July 23, 2024 (the “Agreement”). At a separate special meeting of shareholders held the same day, Traditions shareholders overwhelmingly approved and adopted the Agreement and the merger of Traditions with and into an acquisition subsidiary of ACNB Corporation, with the approval of 99.5% of the 85.1% of outstanding Traditions shares that were voted.". James P. Helt, President and CEO of ACNB Corporation commented, “We are thrilled to announce that our shareholders have approved our issuance of common stock for this momentous transaction, marking the beginning of an exciting new chapter for our company. This strategic acquisition will allow us to leverage our combined strengths, enhance innovation and deliver even greater value to our customers, shareholders, employees alike.”

ACNB CORPORATION Press Release/ACNB Corporation Receives Shareholder Approval to Acquire Traditions Bancorp, Inc. December 19, 2024 Page 2 of 3 Eugene J. Draganosky, Chair of the Board & Chief Executive Officer of Traditions commented, “Today’s approval by our shareholders underscores the confidence they have in the long-term potential of this partnership. Together, we are building a stronger, more resilient community bank poised to lead in a rapidly evolving industry. We are excited about the future and the opportunities this transaction will create.” The acquisition and related transactions with the companies’ banking subsidiaries are expected to close with an effective date of February 1, 2025, subject to fulfilment of other customary closing conditions. # # # About ACNB Corporation ACNB Corporation, headquartered in Gettysburg, PA, is the independent $2.42 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 27 community banking offices and two loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. About Traditions Bancorp, Inc. Traditions Bancorp, Inc. is the holding company for Traditions Bank, a PA state-chartered community bank with its Administrative Headquarters located at 226 Pauline Drive in York, PA. As of September 30, 2024, assets stood at $859 million. Following a strong set of Core Values, Traditions Bank is committed to providing creative solutions and personalized experiences that foster successful business and personal relationships. With six retail branches in York County, two retail branches in Lancaster County, and a loan production office in Cumberland County, plus extensive technology-based delivery channels, Traditions Bank offers exquisite customer service in the areas of Personal Banking, Commercial Banking, and Residential Mortgage Services. Caution Regarding Forward-Looking Statements The information presented herein may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between ACNB and Traditions, (ii) ACNB’s and Traditions’s plans, obligations, expectations and intentions, and

ACNB CORPORATION Press Release/ACNB Corporation Receives Shareholder Approval to Acquire Traditions Bancorp, Inc. December 19, 2024 Page 3 of 3 (iii) other statements presented herein that are not historical facts. Words such as “anticipates”, “believes”, “intends”, “should”, “expects”, “will” and variations of similar expressions are intended to identify forward- looking statements. These statements are based on the beliefs of the respective managements of ACNB and Traditions as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required Traditions and ACNB shareholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and, the other factors detailed in ACNB’s publicly-filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and its other filings with the SEC. The forward-looking statements only speak as of the date hereof. ACNB and Traditions assume no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this press release. ACNB #2024-19 December 19, 2024